Exhibit 23(j)(1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 103 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust and to the incorporation by reference of our report dated February 25, 2009 on Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, Massachusetts Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust, Virginia Municipal Cash Trust, and Federated Tax-Free Trust (portfolios constituting Money Market Obligation Trust) included in their Annual Shareholder Reports for the fiscal year ended October 31, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2009